Sprinklr Announces Fourth Quarter and Full Year Fiscal 2022 Results

•Q4 Total Revenue of $136 million, up 30% year-over-year
•Q4 Subscription Revenue of $118 million, up 31% year-over-year
•RPO up 36% year-over-year
•Q4 NDE at 120%; steadily improving every quarter since IPO
•82 $1 million customers, up 26% year-over-year

NEW YORK, New York--April 6, 2022--Sprinklr (NYSE: CXM), the unified customer experience management (Unified-CXM) platform for modern enterprises, today reported financial results for its fourth quarter and fiscal year ended January 31, 2022.
“Fiscal Year 2022 was a monumental year for Sprinklr. We accelerated our growth, went public, and created a new category called unified customer experience management for the world’s leading enterprise brands. Our results this quarter demonstrate our deep commitment to our customers and partners as we support their shift from a brand-centric past to a customer-centric future. We’re innovating faster than ever before to make our platform and leading artificial intelligence the foundation of our customer's success so we can continue our strong growth in Fiscal Year 2023,” said Ragy Thomas, Sprinklr Founder and CEO.
Fourth Quarter Fiscal 2022 Financial Highlights
•Revenue: Total revenue for the fourth quarter was $135.7 million, up from $104.1 million one year ago, an increase of 30% year-over-year. Subscription revenue for the fourth quarter was $117.7 million, up from $90.1 million one year ago, an increase of 31% year-over-year.
•Operating (Loss) Income and Margin: Fourth quarter operating loss was $35.8 million, compared to operating loss of $8.3 million one year ago. Non-GAAP operating loss was $11.5 million, compared to non-GAAP operating income of $4.2 million one year ago. For the fourth quarter, GAAP operating margin was (26%) and non-GAAP operating margin was (8%).
•Net (Loss) Income Per Share: Fourth quarter net loss per share was $0.14, compared to net loss per share of $0.12 in the fourth quarter of fiscal year 2021. Non-GAAP net loss per share for the fourth quarter was $0.05, compared to non-GAAP net income per share of $0.00 in the fourth quarter of fiscal year 2021.
•Cash, Cash Equivalents and Marketable Securities: Total cash, cash equivalents and marketable securities as of January 31, 2022 was $532.4 million.

Full Year Fiscal 2022 Financial Highlights
•Revenue: Total revenue for fiscal year 2022 was $492.4 million, up from $386.9 million one year ago, an increase of 27% year-over-year. Subscription revenue for fiscal year 2022 was $427.7 million, up from $339.6 million one year ago, an increase of 26.0% year-over-year.
•Operating (Loss) Income and Margin: Fiscal year 2022 operating loss was $99.5 million, compared to operating loss of $25.6 million one year ago. Non-GAAP operating loss was $35.5 million, compared to non-GAAP operating income of $20.1 million one year ago. For fiscal year 2022, GAAP operating margin was (20%) and non-GAAP operating margin was (7%).
•Net (Loss) Income Per Share: Fiscal year 2022 net loss per share was $0.57, compared to net loss per share of $0.42 in fiscal year 2021. Non-GAAP net loss per share for fiscal year 2022 was $0.24, compared to non-GAAP net income per share of $0.04 in fiscal year 2021.

Financial Outlook
Sprinklr is providing the following guidance for the first fiscal quarter ending April 30, 2022:
•Subscription revenue between $123 million and $125 million.
•Total revenue between $140 million and $142 million.
•Non-GAAP operating loss between $14 million and $16 million.
•Non-GAAP net loss per share between $0.06 and $0.07, assuming 260 million weighted average shares outstanding.

Sprinklr is providing the following guidance for the full fiscal year ending January 31, 2023:
•Subscription revenue between $536 million and $544 million.
•Total revenue between $607 million and $615 million.
•Non-GAAP operating loss between $44 million and $48 million.
•Non-GAAP net loss per share between $0.20 and $0.22, assuming 260 million weighted average shares outstanding.

Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures:
•Non-GAAP gross profit and non-GAAP gross margin
•Non-GAAP operating (loss) income and non-GAAP operating margin
•Non-GAAP net (loss) income and non-GAAP net (loss) income per share

We define these non-GAAP financial measures as the respective GAAP measures, excluding, as applicable, stock-based compensation expense-related charges, charges on litigation settlements and amortization of acquired intangible assets. We believe that it is useful to exclude stock-based compensation expense-related charges and amortization of acquired intangible assets in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies over multiple periods. We also exclude charges on litigation settlements that are considered to be non-ordinary course as we do not consider such losses to be indicative of our core business.

In addition, the press release and the accompanying tables contain free cash flow which is defined as net cash used in operating activities less cash used for purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments.

However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP.

Sprinklr has not reconciled its expectations as to non-GAAP operating loss, or as to non-GAAP net loss per share, to their most directly comparable GAAP measures as a result of the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Sprinklr’s results computed in accordance with GAAP.

Conference Call Information
Sprinklr will host a conference call today, April 6, 2022, to discuss fourth quarter and full year fiscal 2022 financial results, as well as the first quarter and full year fiscal 2023 outlook, at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time. Investors are invited to join the webcast by visiting: https://investors.sprinklr.com/. To access the call by phone, dial 877-459-3955 (domestic) or 201-689-8588 (international). The conference ID number is 13728085. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

About Sprinklr Inc.
Sprinklr is a leading enterprise software company for all customer-facing functions. With advanced AI, Sprinklr's Unified-CXM platform helps companies deliver human experiences to every customer, every time, across any modern channel. Headquartered in New York City with employees around the world, Sprinklr works with more than 1,000 of the world’s most valuable enterprises — global brands like Microsoft, P&G, Samsung and more than 50% of the Fortune 100.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the first quarter and full year fiscal 2023, our growth strategy and the ability of our platform to deliver a unified experience to address our customers’ demands. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our rapid growth may not be indicative of our future growth; our revenue growth rate has fluctuated in prior periods; our ability to achieve or maintain profitability; we derive the substantial majority of our revenue from subscriptions to our Unified-CXM platform; our ability to manage our growth and organizational change; the market for Unified-CXM solutions is new and rapidly evolving; our ability to attract new customers in a manner that is cost-effective and assures customer success; our ability to attract and retain customers to use our products; our ability to drive customer subscription renewals and expand our sales to existing customers; our ability to effectively develop platform enhancements, introduce new products or keep pace with technological developments; the market in which we participate is new and rapidly evolving and our ability to compete effectively; our business and growth depend in part on the success of our strategic relationships with third parties; our ability to develop and maintain successful relationships with partners who provide access to data that enhances our Unified-CXM platform’s artificial intelligence capabilities; the majority of our customer base consists of large enterprises, and we currently generate a significant portion of our revenue from a relatively small number of enterprises; our investments in research and development; our ability to expand our sales and marketing capabilities; our sales cycle with enterprise and international clients can be long and unpredictable; our business and results of operations may be materially adversely affected by the ongoing COVID-19 pandemic or other similar outbreaks; certain of our results of operations and financial metrics may be difficult to predict; our ability to maintain data privacy and data security; we rely on third-party data centers and cloud computing providers; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our ability to maintain, protect, and enhance our intellectual property rights; and our ability to successfully defend litigation brought against us. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be discussed in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2021, filed with the SEC on December 10, 2021, under the caption “Risk Factors”, and in other filings that we make from time to time with the SEC, including our Annual Report on Form 10-K for the year ended January 31, 2022. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprinklr at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Sprinklr assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Key Business Metrics

RPO. RPO, or remaining performance obligations, represents contracted revenues that had not yet been recognized, and include deferred revenues and amounts that will be invoiced and recognized in future periods.

NDE. NDE, or net dollar expansion rate, is calculated by dividing (i) subscription revenue in the trailing 12-month period from those customers who were on our platform during the prior 12-month period by (ii) subscription revenue from the same customers in the prior 12-month period.

Investor Relations:
IR@sprinklr.com
Media & Press:
PR@sprinklr.com

Sprinklr, Inc.
Consolidated Balance Sheets (1)
(in thousands, except per share data)
(unaudited)

	January 31, 2022	January 31, 2021
Assets
Current assets
Cash and cash equivalents	$321,426	$68,037
Marketable securities	210,983	212,652
Accounts receivable, net of allowance for doubtful accounts of $2.7 million and $3.2 million, respectively	163,681	116,278
Prepaid expenses and other current assets	109,167	101,096
Total current assets	805,257	498,063
Property and equipment, net	14,705	9,011
Goodwill and other intangible assets	50,706	47,427
Other non-current assets	49,378	42,512
Total assets	$920,046	$597,013

Liabilities and stockholders’ equity
Liabilities
Current liabilities
Accounts payable	$15,802	$16,955
Accrued expenses and other current liabilities	100,220	63,170
Deferred revenue	272,381	221,439
Total current liabilities	388,403	301,564
Long term debt	—	78,848
Deferred revenue less current portion	11,972	19,873
Deferred tax liability, long-term	1,101	869
Other liabilities, long-term	2,721	2,006
Total liabilities	404,197	403,160
Commitments and contingencies
Stockholders’ equity
Convertible preferred stock	—	424,992
Class A common stock	3	—
Class B common Stock	5	—
Common stock	—	4
Treasury stock	(23,831)	(23,831)
Additional paid-in capital	982,122	122,061
Accumulated other comprehensive (loss) income	(820)	787
Accumulated deficit	(441,630)	(330,160)
Total stockholders’ equity	515,849	193,853
Total liabilities and stockholders’ equity	$920,046	$597,013
(1) Sprinklr identified immaterial corrections related to the capitalization of costs to obtain customer contracts which resulted in revisions to prior year reported amounts within the consolidated balance sheets with an increase to prepaid expenses and other current assets and other non-current assets of $5.3 million and $5.8 million, respectively, as well as a decrease in accumulated deficit of $11.1 million as of January 31, 2021.

Sprinklr, Inc.
Consolidated Statements of Operations (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2022	2021	2022	2021
Revenue:
Subscription	$117,693	$90,079	$427,713	$339,586
Professional services	17,974	14,033	64,681	47,344
Total revenue:	135,667	104,112	492,394	386,930
Costs of revenue:
Costs of subscription (2)	23,669	21,388	89,896	77,033
Costs of professional services (2)	16,136	11,715	57,655	45,049
Total costs of revenue	39,805	33,103	147,551	122,082
Gross profit	95,862	71,009	344,843	264,848
Operating expenses:
Research and development (2)	15,874	13,406	60,591	40,280
Sales and marketing (2)(3)	82,389	49,765	286,963	185,797
General and administrative (2)	21,396	16,112	84,759	64,348
Litigation settlement (4)	12,000	—	12,000	—
Total operating expenses	131,659	79,283	444,313	290,425
Operating loss	(35,797)	(8,274)	(99,470)	(25,577)
Other expense, net	(338)	(2,667)	(5,084)	(8,616)
Loss before provision for income taxes	(36,135)	(10,941)	(104,554)	(34,193)
Provision for income taxes	783	889	6,916	3,777
Net loss	(36,918)	(11,830)	(111,470)	(37,970)
Deemed dividend in relation to tender offer	—	(600)	—	(600)
Net loss attributable to Sprinklr common stockholders	$(36,918)	$(12,430)	$(111,470)	$(38,570)

Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.14)	$(0.12)	$(0.57)	$(0.42)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	255,920	95,148	195,020	90,378

(1) Sprinklr identified immaterial corrections related to the capitalization of costs to obtain customer contracts which resulted in revisions to prior year reported amounts within the consolidated statements of operations with a decrease in net loss of $3.2 million for the year ended January 31, 2021.
(2) Includes stock-based compensation expense, net of amounts capitalized, as follows:

	Three Months Ended January 31,		Year Ended January 31,
	2022	2021	2022	2021
	(in thousands)
Costs of subscription	$383	$1,157	$1,794	$2,012
Costs of professional services	538	782	2,448	1,658
Research and development	1,501	1,894	6,417	4,804
Sales and marketing	5,967	5,982	19,929	14,976
General and administrative	3,789	2,541	19,543	21,619
Stock-based compensation expense, net of amounts capitalized	$12,178	$12,356	$50,131	$45,069
(3) Includes amortization of acquired intangible assets as follows:

	Three Months Ended January 31,		Year Ended January 31,
	2022	2021	2022	2021
	(in thousands)
Sales and marketing	$133	$82	$412	$626
Amortization of acquired intangible assets	$133	$82	$412	$626

(4) On February 25, 2022, we and Opal Labs Inc. (“Opal”) agreed to settled all outstanding claims with respect to Opal’s complaints alleging breach of contract and violation of Oregon’s Uniform Trade Secrets Act, among other claims. The settlement amount was recorded as a one-time operating expense charge in fiscal year 2022.

Sprinklr, Inc.
Consolidated Statements of Cash Flows (1)
(in thousands)
(unaudited)
	Year ended January 31,
	2022	2021
Cash flow from operating activities:
Net loss	$(111,470)	$(37,970)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	8,058	5,690
Bad debt expense	(186)	689
Stock-based compensation expense	50,131	43,883
Litigation settlement	12,000	—
Non-cash interest paid in kind and discount amortization	3,266	5,523
Deferred income taxes	235	110
Other noncash items, net	(1,272)	(712)
Changes in operating assets and liabilities:
Accounts receivable	(47,094)	(9,781)
Prepaid expenses and other current assets	(8,220)	(28,709)
Other noncurrent assets	(6,764)	(7,082)
Accounts payable	(1,095)	6,077
Accrued expenses and other current liabilities	25,510	12,286
Deferred revenue	43,404	17,511
Other liabilities	575	(204)
Net cash (used in) provided by operating activities	(32,922)	7,311
Cash flow from investing activities:
Purchases of marketable securities	(267,826)	(212,973)
Sales of marketable securities	56,652	—
Maturities of marketable securities	211,555	—
Purchases of property and equipment	(6,148)	(2,701)
Capitalized internal-use software	(6,258)	(3,783)
Acquisitions, net of cash acquired	(3,625)	—
Net cash provided by (used in) investing activities	(15,650)	(219,457)
Cash flow from financing activities:
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts, commissions and other offering costs	275,973	—
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	191,752
Proceeds from Senior subordinated secured convertible notes	—	73,425
Proceeds from issuance of stock warrants	—	7,639
Repurchase of preferred stock	—	(12,416)
Deemed dividend on preferred stock	—	(600)
Proceeds from short-term borrowings	—	49,973
Repayments of short term borrowings	—	(49,973)
Payments of debt and equity issuance costs	—	(475)
Repurchase of common stock	—	(5,874)
Proceeds from issuance of common stock upon exercise of stock options	20,054	16,333
Proceeds from issuance of common stock upon ESPP purchase	7,105	—
Net cash provided by financing activities	303,132	269,784
Effect of exchange rate fluctuations on cash and cash equivalents	(1,171)	(71)
Net change in cash and cash equivalents	253,389	57,567
Cash and cash equivalents at beginning of period	68,037	10,470
Cash and cash equivalents at end of period	$321,426	$68,037
(1) Sprinklr identified immaterial corrections related to the capitalization of costs to obtain customer contracts which resulted in revisions to prior year reported amounts within the consolidated statements of cash flows with a decrease in net loss of $3.2 million for the year ended January 31, 2021 as well as increases in the related changes in operating assets and liabilities associated with prepaid expenses and other current assets and other non-current assets of $0.8 million and $2.4 million, respectively.

Sprinklr, Inc.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2022	2021	2022	2021
Non-GAAP gross profit:
GAAP gross profit	$95,862	$71,009	$344,843	$264,848
Stock-based compensation expense-related charges (2)	921	1,939	4,355	3,670
Non-GAAP gross profit	$96,783	$72,948	$349,198	$268,518
Gross margin	71%	68%	70%	68%
Non-GAAP gross margin	71%	70%	71%	69%

Non-GAAP operating (loss) income: (1)
GAAP operating loss	$(35,797)	$(8,274)	$(99,470)	$(25,577)
Stock-based compensation expense-related charges (3)	12,180	12,356	51,552	45,069
Litigation settlement (4)	12,000	—	12,000	—
Amortization of acquired intangible assets	133	82	412	626
Non-GAAP operating (loss) income	$(11,484)	$4,164	$(35,506)	$20,118
Operating margin	(26%)	(8%)	(20%)	(7%)
Non-GAAP operating margin	(8%)	4%	(7%)	5%

Non-GAAP net (loss) income and net (loss) income per share: (1)
GAAP net loss:	$(36,918)	$(12,430)	$(111,470)	$(38,570)
Stock-based compensation expense-related charges (3)	12,180	12,356	51,552	45,069
Litigation settlement (4)	12,000	—	12,000	—
Amortization of acquired intangible assets	133	82	412	626
Non-GAAP net (loss) income	$(12,605)	$8	$(47,506)	$7,125
Less: amounts allocated to participating securities	—	—	—	(3,884)
Non-GAAP net (loss) income attributable to Class A and Class B common stockholders	$(12,605)	$8	$(47,506)	$3,241
Weighted-average shares outstanding used in computing net (loss) income per share attributable to Class A and Class B common stockholders - basic	255,920	95,148	195,020	90,378
Non-GAAP net (loss) income per common share attributable to Class A and Class B common stockholders	$(0.05)	$0.00	$(0.24)	$0.04

Free cash flow:
Net cash (used in) provided by operating activities	$(14,981)	$(8,462)	$(32,922)	$7,311
Purchase of property and equipment	(952)	(623)	(6,148)	(2,701)
Capitalized internal-use software	(2,108)	(1,280)	(6,258)	(3,783)
Free cash flow	$(18,041)	$(10,365)	$(45,328)	$827
(1) Sprinklr identified immaterial corrections related to the capitalization of costs to obtain customer contracts which resulted in revisions to prior year reported amounts with decreases to the respective GAAP measures of operating loss and net loss of $3.2 million for the year ended January 31, 2021.
(2) Includes $0.1 million of employer payroll tax related to stock-based compensation expense for the year ended January 31, 2022.
(3) Includes $1.4 million of employer payroll tax related to stock-based compensation expense for the year ended January 31, 2022.
(4) On February 25, 2022, we and Opal agreed to settled all outstanding claims with respect to Opal’s complaints alleging breach of contract and violation of Oregon’s Uniform Trade Secrets Act, among other claims. The settlement amount was recorded as a one-time operating expense charge in fiscal year 2022.